LINK MEDIA PUBLISHING LTD.

Registered holder:
Certificate number:
Date of issue:
Number:

Incorporated under the laws of the State of Nevada

Certificate Number    Class      Par Value     Date Of Issue   Number Of Shares
**000**               COMMON     $0.001

      Capital Stock 70,000,000 Shares $0.001 Par Value Common Stock

                          LINK MEDIA PUBLISHING LTD.

THIS CERTIFIES THAT

is the registered holder of      common shares fully paid and non-assessable in
the capital of Link Media Publishing Ltd., and subject to the Articles of the Company, transferable on the books of the Company by the registered holder in person, or by Attorney duly authorized in writing, upon surrender of the Certificate properly endorsed.

                 IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer(s)


                 ___________________________________________
                 President


                 ___________________________________________
                 Secretary